EXHIBIT 99.1
For Immediate Release

INVESTOR CONTACT:
Elizabeth Boland:	617-673-8000

MEDIA CONTACT:
Ilene Serpa:	617-673-8000
BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
FOURTH QUARTER 2006 FINANCIAL RESULTS
BOSTON, MA — (February 15, 2007) — Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the fourth quarter ended December 31, 2006.
Earnings per diluted share of $0.41 in the quarter ended December 31, 2006 increased 17% from $0.35 per diluted share for the quarter ended December 31, 2005. Revenue for the fourth quarter of 2006 increased 11% to $181.3 million from $163.1 million for the same quarter last year. Net income for the fourth quarter of 2006 increased 11% to $11.0 million from $9.8 million in the fourth quarter of 2005.
Earnings per diluted share of $1.52 for the year ended December 31, 2006 increased 18% from $1.29 per diluted share for the year ended December 31, 2005. Revenue for the full year 2006 increased 12% to $697.9 million from $625.3 million for the same period last year. Net income for the year increased 14% to $41.7 million from $36.7 million in 2005.
In conjunction with the January 1, 2006 adoption of Statement of Financial Accounting Standard No. 123R, which resulted in the expensing of stock-based compensation costs, earnings per diluted share decreased by approximately $0.02 and $0.07 respectively for the fourth quarter and year-to-date 2006.
“We again delivered strong operating and financial results in 2006,” commented David Lissy, Chief Executive Officer. Bright Horizons added 15 new centers in the fourth quarter of 2006. New additions in the quarter included second centers for Procter & Gamble and the FDIC, along with new centers for Norfolk Southern, the Francis Institute at Penn Valley Community College, and Becker+Becker, as well as eight new consortium models to its network in the U.S. and the UK. The Company closed two centers in the quarter and, as of December 31, 2006, operated 642 early education and family centers with the capacity to serve more than 69,000 children and families.
“With our continued growth we have also delivered on our goal of achieving consistent improvement in our financial results, which in turn enables us to enhance the quality of the education and service we deliver to the children, families, and clients we serve,” continued Lissy. “This is all made possible by the talent, passion, and dedication of the thousands of members of the Bright Horizons family throughout our network who shape our reputation every day in our centers, schools, and work sites around the world. I am very proud that this past January, Bright Horizons was again selected as one of FORTUNE magazine’s ‘100 Best Companies to Work for’ in America for the eighth time, and was named earlier in 2006 for the first time as one of the 50 ‘2006 Best Workplaces in the UK’ by the Financial Times.”
“In addition to expanding our family of centers, in 2006 we added valuable breadth and depth to our suite of service offerings to employer clients with two strategic moves,” said Lissy. “In July, we launched our new Back-Up Care Advantage program, providing employers and working families with access to a high-quality network of back-up services for both center-based and in-home child care and elder care. This past September we acquired College Coach — expanding the scope of our employer-based services to include solutions to address the complicated process of college admissions and counseling. Together, these new services position us well for the future to leverage our standing as the partner of choice for employers who aim to help their working families be more productive by fostering a healthy integration between work and life.”
Bright Horizons Family Solutions will host an investor conference call today at 4:30 p.m. ET. The public is invited to listen to the conference call by dialing 913-981-5523 and entering conference ID# 7354961. Replays of the entire call will be available through Friday, March 2, 2007 at 719-457-0820, PIN# 7354961. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is available on the Web site.
####
Bright Horizons Family Solutions is the world’s leading provider of employer-sponsored child care, early education and work/life consulting services, managing more than 600 early care and family centers in the United States, the United Kingdom, Ireland and Canada. Bright Horizons serves more than 700 clients, including more than 95 FORTUNE 500 companies and 70 of the “100 Best Companies” as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For.”
This press release contains forward-looking statements which involve a number of risks and uncertainties. Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) enroll families in new as well as existing centers, and 3) open new centers and integrate acquisitions, as well as other factors that are discussed in detail in the Company’s filings with the Securities and Exchange Commission.

Bright Horizons Family Solutions
Selected Financial Information
(Unaudited)
(in thousands except per share data)

	Three months ended
	12/31/2006		12/31/2005
Revenue	$181,295	100.0%	$163,059	100.0%
Cost of services	144,529	79.7%	131,254	80.5%

Gross profit	36,766	20.3%	31,805	19.5%
Selling, general and administrative expenses	16,948	9.4%	14,727	9.0%
Amortization	1,158	0.6%	714	0.5%

Income from operations	18,660	10.3%	16,364	10.0%
Net interest (expense) income	(436)	-0.2%	133	0.1%

Income before income taxes	18,224	10.1%	16,497	10.1%
Income tax provision	(7,265)	-4.1%	(6,654)	-4.1%

Net income	$10,959	6.0%	$9,843	6.0%

Per share data:
Net income per share — basic	$0.42		$0.36

Weighted average number of common shares outstanding	26,037		27,256

Net income per share — diluted	$0.41		$0.35

Weighted average number of common and common equivalent shares	27,027		28,429

Supplemental Information:
Earnings before interest, taxes, depreciation and amortization (EBITDA)(a)	$24,017		$20,497
Reconciliation of net income to EBITDA:
Net income, as reported	$10,959		$9,843
Add back income tax provision	7,265		6,654
Add back net interest expense (income)	436		(133)

Income from operations	18,660		16,364
Add back depreciation	4,199		3,419
Add back amortization	1,158		714

EBITDA	$24,017		$20,497
(a)	EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

Bright Horizons Family Solutions
Selected Financial Information
(Unaudited)
(in thousands except per share data)

	Twelve months ended
	12/31/2006		12/31/2005
Revenue	$697,865	100.0%	$625,259	100.0%
Cost of services	559,591	80.2%	509,970	81.6%

Gross profit	138,274	19.8%	115,289	18.4%
Selling, general and administrative expenses	63,235	9.1%	52,717	8.4%
Amortization	3,376	0.4%	1,916	0.3%

Income from operations	71,663	10.3%	60,656	9.7%
Net interest (expense) income	(396)	-0.1%	1,286	0.2%

Income before income taxes	71,267	10.2%	61,942	9.9%
Income tax provision	(29,544)	-4.2%	(25,241)	-4.0%

Net income	$41,723	6.0%	$36,701	5.9%

Per share data:
Net income per share — basic	$1.58		$1.35

Weighted average number of common shares outstanding	26,338		27,123

Net income per share — diluted	$1.52		$1.29

Weighted average number of common and common equivalent shares	27,391		28,392

Supplemental Information:
Earnings before interest, taxes, depreciation and amortization (EBITDA)(a)	$90,514		$75,166
Reconciliation of net income to EBITDA:
Net income, as reported	$41,723		$36,701
Add back income tax provision	29,544		25,241
Add back net interest expense (income)	396		(1,286)

Income from operations	71,663		60,656
Add back depreciation	15,475		12,594
Add back amortization	3,376		1,916

EBITDA	$90,514		$75,166
(a)	EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.